Exhibit No. 99

REGIS CORPORATION REPORTS THIRD QUARTER 2022 RESULTS

MINNEAPOLIS, May 10, 2022 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, today reported results for the third fiscal quarter and nine months ended March 31, 2022 versus the prior year as noted below.

•Total third quarter and nine months ended March 31, 2022 revenue of $64.7 million and $212.8 million includes Royalty growth of 23.1% and 31.2%, respectively.
•System-wide same-store sales increased 8.6%.
•Reported G&A of $15.6 million and adjusted G&A of $14.7 million, represented a decline of $9.0 million and $8.3 million compared to the third quarter 2021, respectively.
•The Franchise segment posted adjusted EBITDA of $3.0 million compared to a loss of $7.0 million in third quarter 2021. Second consecutive quarter of positive adjusted EBITDA in the Franchise segment.
•Third quarter adjusted EBITDA loss of $0.3 million improved by $19.5 million compared to a loss of $19.8 million in the third quarter 2021.
•For the nine months ended March 31, 2022 adjusted EBITDA loss of $3.6 million improved significantly from a loss of $56.0 million during the same period of the prior year.
•Earnings webcast scheduled for 9am CST on May 10, 2022 and will be accompanied by a slide presentation.

"Our third quarter results improved year over year, but were below our expectations due to a slower sales recovery and the continued wind down of our legacy businesses," said Matt Doctor, Regis Chief Executive Officer. "We continue to be affected by labor issues and lower customer counts stemming from the pandemic, but remain encouraged because our results reflect a business that has not yet benefited from the action steps we have identified in tandem with our franchisees to improve our performance, including a single technology platform for our entire system, more robust stylist education and events for a stronger talent brand, and a refocus of our marketing efforts toward digital. We are confident that our fully franchised business model and the measures we have underway will lead to stronger profitability going forward."

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2022	2021	2022	2021

Consolidated revenue	$64,749	$100,267	$212,761	$315,983
System-wide revenue (1)	290,977	269,951	911,626	791,577

System-wide same-store sales comps	8.6%	(20.7)%	17.8%	(28.7)%
Two-year system-wide same-store sales comps	(13.7)%	N/A	(16.1)%	N/A

Operating loss	$(25,444)	$(18,541)	$(32,372)	$(76,886)
Net loss	(27,918)	(10,847)	(43,224)	(78,991)
Diluted net loss per share	(0.61)	(0.30)	(1.01)	(2.20)
EBITDA (2)	(23,461)	(3,564)	(28,160)	(42,532)
as a percent of revenue	(36.2)%	(3.6)%	(13.2)%	(13.5)%

As adjusted (2)
Net loss, as adjusted	$(4,337)	$(25,340)	$(17,454)	$(79,172)
Diluted net loss per share, as adjusted	(0.09)	(0.70)	(0.41)	(2.20)
EBITDA, as adjusted	(306)	(19,812)	(3,574)	(55,981)
as a percent of revenue	(0.5)%	(19.8)%	(1.7)%	(17.7)%
_______________________________________________________________________________
(1)Represents total sales within the system.
(2)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

Total revenue in the quarter of $64.7 million decreased $35.5 million, or 35.4%, year-over-year, driven primarily by the Company exiting company-owned salons that generated significant revenue, but were loss making. Partially offsetting the decline in Company-owned revenue was an increase in royalty revenue due to higher franchise salon sales and an increase in franchise salon count.
Third quarter adjusted EBITDA loss of $0.3 million improved $19.5 million, versus an adjusted EBITDA loss of $19.8 million in the same period last year. The improvement was driven by an increase in royalties; a decrease in general and administrative expense; and the Company exiting loss making company-owned salons over the last twelve months.
Regis reported a third quarter 2022 net loss of $27.9 million, or $0.61 loss per diluted share, compared to a net loss of $10.8 million, or $0.30 loss per diluted share, in the third quarter of 2021. Net loss included a goodwill impairment charge and increased inventory reserve totaling $22.4 million. Excluding discrete items, the Company reported a third quarter 2022 adjusted net loss of $4.3 million, or $0.09 loss per diluted share, compared to an adjusted net loss of $25.3 million, or $0.70 loss per diluted share, for the same period last year. The year-over-year improvement in adjusted net loss was driven primarily by improved sales leading to an increase in royalties; a decrease in general and administrative expense; and the Company exiting loss making company-owned salons.

Third Quarter Segment Results
Franchise

	Three Months Ended March 31,		Increase (Decrease)	Nine Months Ended March 31,		Increase (Decrease)

(Dollars in millions) (1)	2022	2021		2022	2021

Royalties	$15.8	$12.8	$3.0	$48.5	$37.0	$11.5
Fees	3.4	5.1	(1.7)	11.5	9.6	1.9
Product sales to franchisees	1.3	13.1	(11.8)	11.7	41.1	(29.4)
Advertising fund contributions	8.1	5.6	2.5	24.2	14.8	9.4
Franchise rental income	32.7	31.3	1.4	100.2	95.9	4.3
Total Franchise revenue	$61.2	$67.9	$(6.7)	$196.2	$198.3	$(2.1)

Franchise same-store sales comps	8.8%	(19.3)%		18.0%	(27.6)%
Franchise two-year same-store sales comps	(13.4)%	N/A		(15.8)%	N/A

EBITDA, as adjusted	$3.0	$(7.0)	$10.0	$4.4	$(21.8)	$26.2
as a percent of revenue	4.8%	(10.3)%		2.2%	(11.0)%
as a percent of adjusted revenue (2)	14.5%	(22.5)%		6.1%	(24.9)%

Total Franchise salons	5,504	5,317	187
as a percent of total Franchise and Company-owned salons	97.9%	86.6%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

Third quarter Franchise revenue was $61.2 million, a $6.7 million, or 9.9% decrease compared to the prior year quarter. Royalties were $15.8 million, a $3.0 million increase versus the same period last year. The increase in royalties is due to higher franchise system sales and the increase in franchise salons. Product sales to franchisees of $1.3 million decreased $11.8 million, as expected. The decrease in product sales will continue as the company transitions out of its wholesale product sales business. Franchise adjusted EBITDA of $3.0 million improved $10.0 million year-over-year primarily due to an increase in royalties and a decrease in general and administrative expense.

Company-Owned Salons

	Three Months Ended March 31,		(Decrease) Increase	Nine Months Ended March 31,		(Decrease) Increase

(Dollars in millions) (1)	2022	2021		2022	2021

Total Company-owned salon revenue	$3.5	$32.3	$(28.8)	$16.6	$117.6	$(101.0)
Company-owned same-store sales comps	(3.0)%	(28.8)%		4.4%	(33.8)%
Company-owned two-year same-store sales comps	(31.1)%	N/A		(32.2)%	N/A

EBITDA, as adjusted	$(3.3)	$(12.8)	$9.5	$(8.0)	$(34.2)	$26.2
as a percent of revenue	(94.3)%	(39.6)%		(48.2)%	(29.1)%

Total Company-owned salons	117	826	(709)
as a percent of total Franchise and Company-owned salons	2.1%	13.4%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

Third quarter revenue for the Company-owned salon segment decreased $28.8 million, versus the prior year to $3.5 million. The year-over-year decline in revenue was expected and driven by a net 448 salons sold and converted to the Company's franchise portfolio over the past 12 months and the closure of a net 261 unprofitable salons over the past 12 months. Third quarter Company-owned salons adjusted EBITDA loss improved $9.5 million, versus the same period last year driven primarily by the elimination of EBITDA losses in the prior year period from the unprofitable salons now closed. The adjusted EBITDA loss of $3.3 million includes a $1.1 million inventory excess and obsolescence charge.

Non-GAAP reconciliations
For GAAP to non-GAAP reconciliations, please refer to the attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast
Regis Corporation will host a conference call via webcast discussing third quarter results on May 10, 2022, at 9 a.m. Central time. Interested parties are invited to participate in the live webcast by registering for the event at www.regiscorp.com/investor-relations.html. The webcast will include a slide presentation. A replay of the presentation will be available on our website at www.regiscorp.com/investor-relations.html.
About Regis Corporation
Regis Corporation (NYSE:RGS) is a leader in the beauty salon industry. As of March 31, 2022, the Company franchised, owned or held ownership interests in 5,697 locations worldwide. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, including any adverse impact from Delta, Omicron and other variants; the impact of the COVID-19 pandemic on our key suppliers; consumer shopping trends and changes in manufacturer distribution channels; changes in regulatory and statutory laws including increases in minimum wages; laws and regulations could require us to modify current business practices and incur increased costs; changes in economic conditions; changes in consumer tastes and fashion trends; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; new merchandising strategy; our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; the ability to operate or sell the salons transferred back from TBG; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; marketing efforts to drive traffic to our franchisees' salons; our ability to maintain and enhance the value of our brands; reliance on information technology systems; reliance on external vendors; the use of social media; failure to standardize operating processes across brands; exposure to uninsured or unidentified risks; Opensalon® Pro may not yield the intended results; compliance with credit facility covenants and access to the existing revolving credit facility; ability to re-finance our existing credit facility, including the ability to re-finance at a similar rate, and our ability to raise additional debt or equity capital; our capital investments in technology may not achieve appropriate returns; premature termination of agreements with our franchisees; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives and achieve expected cost savings; continued ability to compete in our business markets; reliance on our management team and other key personnel; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; the ability to use U.S. net operating loss carryforwards; potential litigation and other legal or regulatory proceedings could have an adverse effect on our business or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	March 31, 2022	June 30, 2021

ASSETS
Current assets:
Cash and cash equivalents	$25,630	$19,191
Receivables, net	15,443	27,372
Inventories	8,606	22,993
Other current assets	13,254	17,103
Total current assets	62,933	86,659

Property and equipment, net	21,922	23,113
Goodwill	213,362	229,582
Other intangibles, net	3,420	3,761
Right of use asset	525,429	611,880
Other assets	35,712	41,388
Total assets	$862,778	$996,383

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,319	$27,157
Accrued expenses	36,469	54,857
Short-term debt, net	193,814	—
Short-term lease liability	107,373	116,471
Total current liabilities	351,975	198,485

Long-term debt, net	—	186,911
Long-term lease liability	437,117	518,866
Other non-current liabilities	62,567	75,075
Total liabilities	851,659	979,337
Commitments and contingencies
Shareholders' equity:
Common stock, $0.05 par value; issued and outstanding 45,505,055 and 35,795,844 common shares at March 31, 2022 and June 30, 2021, respectively	2,275	1,790
Additional paid-in capital	62,131	25,102
Accumulated other comprehensive income	9,326	9,543
Accumulated deficit	(62,613)	(19,389)
Total shareholders' equity	11,119	17,046
Total liabilities and shareholders' equity	$862,778	$996,383
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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three And Nine Months Ended March 31, 2022 And 2021
(Dollars and shares in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Revenues:
Royalties	$15,799	$12,835	$48,526	$36,989
Fees	3,364	5,120	11,496	9,600
Product sales to franchisees	1,293	13,079	11,729	41,057
Advertising fund contributions	8,078	5,580	24,213	14,804
Franchise rental income	32,666	31,317	100,200	95,885
Company-owned salon revenue	3,549	32,336	16,597	117,648
Total revenue	64,749	100,267	212,761	315,983
Operating expenses:
Cost of product sales to franchisees	2,598	11,168	14,129	33,171
Inventory reserve (1)	6,420	—	6,420	—
General and administrative	15,569	24,582	53,342	77,419
Rent	1,246	8,001	6,137	34,128
Advertising fund expense	8,078	5,580	24,213	14,804
Franchise rent expense	32,666	31,317	100,200	95,885
Company-owned salon expense (2)	5,292	33,707	18,304	110,261
Depreciation and amortization	1,997	3,620	5,846	17,384
Long-lived asset impairment	327	833	542	9,817
Goodwill impairment	16,000	—	16,000	—
Total operating expenses	90,193	118,808	245,133	392,869

Operating loss	(25,444)	(18,541)	(32,372)	(76,886)

Other (expense) income:
Interest expense	(3,403)	(3,163)	(10,158)	(10,626)
Loss from sale of salon assets to franchisees, net	(494)	(4,575)	(2,189)	(8,463)
Interest income and other, net	153	15,099	13	15,616

Loss from operations before income taxes	(29,188)	(11,180)	(44,706)	(80,359)

Income tax benefit	1,270	333	1,482	1,368

Net loss	$(27,918)	$(10,847)	$(43,224)	$(78,991)

Net loss per share:
Basic and diluted:
Net loss per share, basic and diluted	$(0.61)	$(0.30)	$(1.01)	$(2.20)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	45,886	36,011	42,789	35,929
_______________________________________________________________________________
(1)Includes charge in the third quarter associated with liquidation of distribution center inventory. Excludes reserves for inventory at salons.
(2)Includes cost of service and product sold to guests in our Company-owned salons. Excludes general and administrative expense, rent and depreciation and amortization related to Company-owned salons.

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REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For The Nine Months Ended March 31, 2022 And 2021
(Dollars in thousands)

	Nine Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net loss	$(43,224)	$(78,991)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,944	13,968
Long-lived asset impairment	542	9,817
Deferred income taxes	(1,693)	(806)
Inventory reserve	9,007	6,875
Gain from disposal of distribution center assets	—	(14,878)
Loss from sale of salon assets to franchisees, net	2,189	8,463
Goodwill impairment	16,000	—
Stock-based compensation	854	1,792
Amortization of debt discount and financing costs	1,379	1,313
Other non-cash items affecting earnings	419	183
Changes in operating assets and liabilities, excluding the effects of asset sales	(24,770)	(27,743)
Net cash used in operating activities	(34,353)	(80,007)

Cash flows from investing activities:
Capital expenditures	(4,258)	(9,609)
Proceeds from sale of assets to franchisees	—	7,743
Costs associated with sale of salon assets to franchisees	—	(242)
Proceeds from company-owned life insurance policies	—	1,200
Net cash used in investing activities	(4,258)	(908)

Cash flows from financing activities:
Borrowings on revolving credit facility	10,000	—
Repayments of revolving credit facility	(3,096)	—
Proceeds from issuance of common stock, net of offering costs	37,185	—
Taxes paid for shares withheld	(844)	(316)
Minority interest buyout	—	(562)
Distribution center lease payments	—	(724)
Net cash provided by (used in) financing activities	43,245	(1,602)

Effect of exchange rate changes on cash and cash equivalents	(88)	6

Increase (decrease) in cash, cash equivalents, and restricted cash	4,546	(82,511)

Cash, cash equivalents and restricted cash:
Beginning of period	29,152	122,880
End of period	$33,698	$40,369
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REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	Three Months Ended
	March 31, 2022			March 31, 2021
	Service	Retail	Total	Service	Retail	Total

SmartStyle	2.1%	(17.4)%	(2.5)%	(19.4)%	(20.3)%	(19.6)%
Supercuts	19.6	(10.1)	17.8	(22.5)	(18.8)	(22.3)
Portfolio Brands	5.5	(9.3)	4.0	(17.7)	(19.0)	(17.9)
Total	11.6%	(13.7)%	8.6%	(20.9)%	(19.4)%	(20.7)%

	Nine Months Ended
	March 31, 2022			March 31, 2021
	Service	Retail	Total	Service	Retail	Total

SmartStyle	14.3%	(8.0)%	8.8%	(28.9)%	(28.0)%	(28.7)%
Supercuts	28.0	(3.3)	26.0	(30.2)	(25.2)	(29.9)
Portfolio Brands	15.3	(2.8)	13.2	(27.3)	(20.9)	(26.6)
Total	21.1%	(5.6)%	17.8%	(29.2)%	(25.2)%	(28.7)%
_______________________________________________________________________________
(1)System-wide same-store sales in fiscal year 2022 are calculated as the change in sales for locations that were open on a specific day of the week during the current period and the corresponding prior period. System-wide same-store sales in fiscal year 2021 are calculated as the total change in sales for system-wide franchise and company-owned locations open for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
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REGIS CORPORATION
System-Wide Location Counts

	March 31, 2022	June 30, 2021

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,667	1,666
Supercuts	2,316	2,386
Portfolio Brands	1,378	1,357
Total North American salons	5,361	5,409
Total International Salons (1)	143	154
Total Franchise Salons	5,504	5,563
as a percent of total Franchise and Company-owned salons	97.9%	95.3%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	52	91
Supercuts	19	35
Portfolio Brands	46	150
Total Company-owned salons	117	276
as a percent of total Franchise and Company-owned salons	2.1%	4.7%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	76	78

Grand Total, System-wide	5,697	5,917
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
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Non-GAAP Reconciliations:
We believe our presentation of non-GAAP operating loss, net loss, net loss per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.
The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures, but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations as they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.
Non-GAAP reconciling items for the three and nine months ended March 31, 2022 and 2021:
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine the items to consider as "items impacting comparability" based on how management views our business, makes financial, operating and planning decisions and evaluates the Company's ongoing performance. The following items have been excluded from our non-GAAP results:
•Inventory reserve
•CEO transition
•Distribution center wind down fees ("Distribution center fees")
•Professional fees and settlements
•Severance
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease liability benefit")
•Lease termination fees
•Real estate fees
•Asset retirement obligation
•Long-lived asset impairment
•Goodwill impairment
•Gain on distribution centers
•Non-recurring, non-operating income
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating loss and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended March 31,		Nine Months Ended March 31,
	U.S. GAAP financial line item	2022	2021	2022	2021

U.S. GAAP revenue		$64,749	$100,267	$212,761	$315,983

U.S. GAAP operating loss		$(25,444)	$(18,541)	$(32,372)	$(76,886)

Non-GAAP operating expense adjustments (1)
Inventory reserve	Inventory reserve	6,420	—	6,420	—
CEO transition	General and administrative	50	300	(466)	(994)
Distribution center fees	General and administrative	—	—	285	—
Professional fees and settlements	General and administrative	713	480	1,873	3,422
Severance	General and administrative	104	848	2,015	3,239
Lease liability benefit	Rent	(357)	(3,009)	(3,284)	(11,295)
Lease termination fees	Rent	225	(147)	1,803	6,523
Real estate fees	Rent	—	158	40	534
Asset retirement obligation	Depreciation and amortization	337	774	902	3,447
Long-lived asset impairment	Long-lived asset impairment	327	833	542	9,817
Goodwill impairment	Goodwill impairment	16,000	—	16,000	—
Total non-GAAP operating expense adjustments		23,819	237	26,130	14,693

Non-GAAP operating loss (1)		$(1,625)	$(18,304)	$(6,242)	$(62,193)

U.S. GAAP net loss		$(27,918)	$(10,847)	$(43,224)	$(78,991)

Non-GAAP net loss adjustments:
Non-GAAP operating expense adjustments		23,819	237	26,130	14,693
Gain on distribution centers	Interest income and other, net	—	(14,878)	—	(14,878)
Non-recurring, non-operating income	Interest income and other, net	—	—	(100)	—
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(238)	148	(260)	4
Total non-GAAP net loss adjustments		23,581	(14,493)	25,770	(181)
Non-GAAP net loss		$(4,337)	$(25,340)	$(17,454)	$(79,172)
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(1)Adjusted operating margins for the three months ended March 31, 2022 and 2021 were (2.5)% and (18.3)%, and were (2.9)% and (19.7)% for the nine months ended March 31, 2022 and 2021, respectively, and are calculated as non-GAAP operating loss divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and nine months ended March 31, 2022 and 2021 for all non-GAAP operating expense adjustments.
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REGIS CORPORATION
Reconciliation Of Selected U.S. GAAP To Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net loss per diluted share

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

U.S. GAAP net loss per diluted share	$(0.608)	$(0.301)	$(1.010)	$(2.199)
Inventory reserve (1)	0.139	—	0.147	—
CEO Transition (1)	0.001	0.008	(0.011)	(0.027)
Distribution center fees (1)	—	—	0.007	—
Professional fees and settlements (1)	0.015	0.014	0.043	0.094
Severance (1)	0.002	0.023	0.047	0.089
Lease liability benefit (1)	(0.008)	(0.083)	(0.076)	(0.311)
Lease termination fees (1)	0.005	(0.004)	0.042	0.180
Real estate fees (1)	—	0.004	0.001	0.015
Asset retirement obligation (1)	0.007	0.021	0.021	0.095
Long-lived asset impairment (1)	0.007	0.023	0.013	0.270
Goodwill impairment (1)	0.345	—	0.370	—
Gain on distribution centers (1)	—	(0.409)	—	(0.410)
Non-recurring, non-operating income (1)	—	—	(0.002)	—
Non-GAAP net loss per diluted share (2)	$(0.095)	$(0.704)	$(0.408)	$(2.204)

U.S. GAAP Weighted average shares - basic and diluted	45,886	36,011	42,789	35,929
Non-GAAP Weighted average shares - diluted	45,886	36,011	42,789	35,929
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% for the three and nine months ended March 31, 2022 and 2021 for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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REGIS CORPORATION
Reconciliation Of Reported U.S. GAAP Net Loss To Adjusted EBITDA, A Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net loss for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three and nine months ended March 31, 2022 and 2021, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net loss to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended March 31, 2022
	Franchise	Company-owned	Consolidated (1)(2)

Consolidated reported net loss, as reported (U.S. GAAP)	$(17,791)	$(3,707)	$(27,918)
Interest expense, as reported	3,403	—	3,403
Income taxes, as reported	(1,270)	—	(1,270)
Depreciation and amortization, as reported	1,592	405	1,997
Long-lived asset impairment, as reported	322	5	327
EBITDA (as defined above)	$(13,744)	$(3,297)	$(23,461)

Inventory reserve, as reported (2)	—	—	6,420
CEO transition	50	—	50
Professional fees and settlements	713	—	713
Severance	33	71	104
Lease liability benefit	(99)	(258)	(357)
Lease termination fees	6	219	225
Goodwill impairment, as reported	16,000	—	16,000
Adjusted EBITDA, non-GAAP financial measure	$2,959	$(3,265)	$(306)

	Three Months Ended March 31, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$1,776	$(12,623)	$(10,847)
Interest expense, as reported	3,163	—	3,163
Income taxes, as reported	(333)	—	(333)
Depreciation and amortization, as reported	1,933	1,687	3,620
Long-lived asset impairment, as reported	22	811	833
EBITDA (as defined above)	$6,561	$(10,125)	$(3,564)

CEO transition	300	—	300
Professional fees and settlements	480	—	480
Severance	848	—	848
Lease liability benefit	(308)	(2,701)	(3,009)
Lease termination fees	—	(147)	(147)
Real estate fees	—	158	158
Gain on distribution centers	(14,878)	—	(14,878)
Adjusted EBITDA, non-GAAP financial measure	$(6,997)	$(12,815)	$(19,812)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended March 31, 2022 and 2021 were (36.2)% and (3.6)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended March 31, 2022 and 2021 were (0.5)% and (19.8)%, respectively, and are calculated as adjusted EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.
(2)This charge, primarily related to reserving for personal protective equipment acquired as a result of the COVID-19 pandemic, relates to the wind down of our distribution centers and is reviewed separately from the segment results by the chief operating decision maker. Consolidated results will not cross foot as the inventory reserve is not part of the Company's segments.
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	Nine Months Ended March 31, 2022
	Franchise	Company-owned	Consolidated (1)(2)

Consolidated reported net loss, as reported (U.S. GAAP)	$(28,856)	$(7,948)	$(43,224)
Interest expense, as reported	10,158	—	10,158
Income taxes, as reported	(1,482)	—	(1,482)
Depreciation and amortization, as reported	4,718	1,128	5,846
Long-lived asset impairment, as reported	450	92	542
EBITDA (as defined above)	$(15,012)	$(6,728)	$(28,160)

Inventory reserve, as reported (2)	—	—	6,420
CEO transition	(466)	—	(466)
Distribution center fees	285	—	285
Professional fees and settlements	1,873	—	1,873
Severance	1,944	71	2,015
Lease liability benefit	(248)	(3,036)	(3,284)
Lease termination fees	100	1,703	1,803
Real estate fees	—	40	40
Goodwill impairment, as reported	16,000	—	16,000
Non-recurring, non-operating income	(100)	—	(100)
Adjusted EBITDA, non-GAAP financial measure	$4,376	$(7,950)	$(3,574)

	Nine Months Ended March 31, 2021
	Franchise	Company-owned	Consolidated (1)

Consolidated reported net loss, as reported (U.S. GAAP)	$(28,252)	$(50,739)	$(78,991)
Interest expense, as reported	10,626	—	10,626
Income taxes, as reported	(1,368)	—	(1,368)
Depreciation and amortization, as reported	6,304	11,080	17,384
Long-lived asset impairment, as reported	726	9,091	9,817
EBITDA (as defined above)	$(11,964)	$(30,568)	$(42,532)

CEO transition	(994)	—	(994)
Professional fees and settlements	3,422	—	3,422
Severance	3,239	—	3,239
Lease liability benefit	(606)	(10,689)	(11,295)
Lease termination fees	—	6,523	6,523
Real estate fees	—	534	534
Gain on distribution centers	(14,878)	—	(14,878)
Adjusted EBITDA, non-GAAP financial measure	$(21,781)	$(34,200)	$(55,981)
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the nine months ended March 31, 2022 and 2021 were (13.2)% and (13.5)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the nine months ended March 31, 2022 and 2021 were (1.7)% and (17.7)%, respectively, and are calculated as adjusted EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period.
(2)This charge, primarily related to reserving for personal protective equipment acquired as a result of the COVID-19 pandemic, relates to the wind down of our distribution centers and is reviewed separately from the segment results by the chief operating decision maker. Consolidated results will not cross foot as the inventory reserve is not part of the Company's segments.
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REGIS CORPORATION
Reconciliation Of Reported Franchise EBITDA As A Percent Of U.S. GAAP Revenue
To EBITDA As A Percent Of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021

As adjusted EBITDA	$2,959	$(6,997)
U.S. GAAP revenue	61,200	67,931
As adjusted EBITDA as a % of U.S. GAAP revenue (1)	4.8%	(10.3)%
Non-margin revenue adjustments:
Franchise rental income	$(32,666)	$(31,317)
Advertising fund contributions	(8,078)	(5,580)
Adjusted revenue	$20,456	$31,034
As adjusted EBITDA as a percent of adjusted revenue (1)	14.5%	(22.5)%

	Nine Months Ended March 31,
	2022	2021

As adjusted EBITDA	$4,376	$(21,781)
U.S. GAAP revenue	196,164	198,335
As adjusted EBITDA as a % of U.S. GAAP revenue (1)	2.2%	(11.0)%
Non-margin revenue adjustments:
Franchise rental income	$(100,200)	$(95,885)
Advertising fund contributions	(24,213)	(14,804)
Adjusted revenue	$71,751	$87,646
As adjusted EBITDA as a percent of adjusted revenue (1)	6.1%	(24.9)%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
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